UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 29, 2015

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective as of September 29, 2015, Brian Concannon has resigned from his role as President and Chief Executive Officer and as a director to pursue other opportunities. In connection with Mr. Concannon’s resignation, Ronald Gelbman, a member of Haemonetics’ Board, has been appointed as Interim CEO. To facilitate a seamless transition, Mr. Concannon will remain with the Company through October 31.

(c)

Ronald Gelbman has been appointed, effective as of September 30, 2015, as the interim Chief Executive Officer of Haemonetics. Mr. Gelbman is a member of Haemonetics’ Board of Directors (the “Board”). In connection with his appointment as Interim CEO, Mr. Gelbman has resigned as a member of each of the Audit Committee and the Governance and Compliance Committee of the Board.

Mr. Gelbman, 67, joined Haemonetics’ Board in 2000. Mr. Gelbman retired from Johnson & Johnson in April 2000, after serving in a variety of senior executive roles including as Worldwide Chairman of the Pharmaceuticals, Diagnostics and Health Systems Groups. He is currently a member of several boards, including SunTrust Southwest Florida Board of Advisors, and is a member of the Board of Trustees at the Out-of-Door Academy College Preparatory School.

The selection of Mr. Gelbman to serve as interim Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Gelbman and any director or other executive officer of Haemonetics and there are no related persons transactions between Haemonetics and Mr. Gelbman reportable under Item 404(a) of Regulation S-K.

On September 29, 2015, Haemonetics issued a press release regarding Mr. Gelbman’s appointment as interim Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

(e)

In connection with the appointment of Mr. Gelbman as interim Chief Executive Officer, Mr. Gelbman and Haemonetics entered into an employment agreement, dated as of September 29, 2015 (the “Interim CEO Employment Agreement”). Under the terms of the Interim CEO Employment Agreement, Haemonetics agreed to pay Mr. Gelbman $67,500 per month during the term of Mr. Gelbman’s employment. During such term, Mr. Gelbman will not receive compensation as a director of Haemonetics.

The foregoing summary of the Interim CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Interim CEO Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.    Description

10.1	Employment Agreement, dated as of September 29, 2015 by and between Haemonetics Corporation and Ronald Gelbman.

99.1	Press release issued by Haemonetics Corporation, dated as of September 29, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: September 29, 2015	By	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
and Chief Financial Officer